Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-202942, 333-189577, 333-179453, 333-177306, 333-172031 and 333-197657 on Form S-8 of our reports dated March 14, 2016, relating to the consolidated financial statements of NeoPhotonics Corporation and subsidiaries, and the effectiveness of NeoPhotonics Corporation and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of NeoPhotonics Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 14, 2016